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Exhibit 99.2

FINANCIAL SECURITY ASSURANCE HOLDINGS LTD.
Quarterly Operating Supplement
March 2007

Financial Security Assurance Holdings Ltd. (the Company), headquartered in New York City, is a holding company whose affiliates provide financial guarantees and financial products to clients in both the public and private sectors around the world. The principal operating subsidiary, Financial Security Assurance Inc. (FSA), a leading guarantor of public finance and asset-backed obligations, has been assigned Triple-A ratings, the highest ratings available, from Fitch Ratings (Fitch), Moody's Investors Service, Inc. (Moody's), Standard & Poor's Ratings Services (S&P) and Rating and Investment Information, Inc. (R&I). Through other subsidiaries, the Company provides FSA-insured financial products, such as guaranteed investment contracts (GICs), to obtain funds at Triple-A cost and then invests those funds in high-quality, liquid securities. The Company is a member of the Dexia group.

Financial Security Assurance Holdings Ltd.

FSA HOLDINGS FIRST QUARTER 2007 RESULTS

NET INCOME
$85 Million in Q1 07 (-35% vs. Q1 06)

ORIGINATIONS (PRESENT VALUE)
$197 Million in Q1 07 (+56% vs. Q1 06)

        New York, New York, May 10, 2007—Financial Security Assurance Holdings Ltd. (the Company), a member of the Dexia group and the holding company for bond insurer Financial Security Assurance Inc. (FSA), announced first quarter 2007 net income of $85.2 million, 34.6% lower than for the comparable period of 2006 due to the effects of fair-value adjustments for economic interest rate hedges and investment-grade insured derivatives. Operating earnings, a non-GAAP measure that excludes those effects, rose 7.1% to $93.8 million.

NET INCOME AND RECONCILIATION TO NON-GAAP OPERATING EARNINGS
(in millions)

	Three Months Ended March 31,
	2007	2006
Net Income	$85.2	$130.2
Less fair-value adjustments for economic interest rate hedges(1)(2)	0.0	23.6
Less fair-value adjustments for investment-grade insured derivatives(1)	(8.6)	19.0

Operating Earnings(1)	$93.8	$87.6

(1)
For a discussion of operating earnings and the adjustments made to net income in calculating operating earnings, see below, "Analysis of Financial Results—Operating Earnings." Also see "Non-GAAP Measures" below for a discussion of measures not promulgated in accordance with accounting principles generally accepted in the United States of America (GAAP).

(2)
Balance for the first quarter of 2007 was less than $0.05 million.

        Shareholders' equity (book value) was $2.8 billion and non-GAAP adjusted book value (ABV) was $4.0 billion at March 31, 2007. Over the past 12 months, after taking dividends into account, ABV grew 16.0%. See "Non-GAAP Measures" below for a more detailed discussion of ABV and a reconciliation to U.S. GAAP shareholders' equity. The Company's management considers ABV to be an operating measure of the Company's intrinsic value and discloses ABV because it provides information important to management that would not be available to investors through GAAP disclosure alone.

        Present value (PV) originations, a non-GAAP measure, totaled $197.5 million for the first quarter of 2007, 56.2% higher than for last year's comparable period.

        Robert P. Cochran, chairman and chief executive officer of the Company and FSA, said: "FSA is off to good start in the first quarter of 2007. Though the business remained highly competitive, we produced strong originations and achieved respectable growth in operating earnings.

        "In aggregate, the business that was originated during the quarter was of high credit quality and well diversified across the global public finance and asset-backed markets. Positive trends were strong volume in the U.S. municipal market and a modest widening of credit spreads in some asset-backed sectors, particularly in the residential mortgage area."

BUSINESS PRODUCTION

TOTAL ORIGINATIONS

	Three Months Ended March 31,
	2007	2006
Gross par insured (in billions)	$29.7	$16.8
Gross PV originations (in millions)(1)	197.5	126.5

(1)
Estimated by the Company for business originated in the period as the sum of (a) the present value of premiums originated (PV premiums originated), defined as estimated future installment premiums discounted to their present value, as well as upfront premiums, plus (b) the present value of net interest margin originated (PV NIM originated) in the financial products segment, defined as estimated interest to be received on investments less estimated transaction expenses and interest to be paid on liabilities plus results from derivatives used for hedging purposes, discounted to present value. The discount rate was 4.86% for 2007 originations and 5.07% for 2006 originations. PV premiums originated, PV NIM originated and PV originations are non-GAAP measures based on estimates of, among other things, prepayment speeds of asset-backed securities. Additionally, PV premiums originated is a measure of gross origination activity and does not reflect premiums ceded to reinsurers or the cost of credit default swaps or other credit protection, which may be considerable, employed by the Company to manage its credit exposures. Management believes that, by disclosing the components of PV originations in addition to premiums written, the Company provides investors with a more comprehensive description of its new business activity in a given period. For further discussion, see "Non-GAAP Measures" below. For a reconciliation of PV premiums originated to gross premiums written, see "Analysis of Financial Results—Premiums" below.

        Unless otherwise noted, percentage changes mentioned in this release compare the period named with the comparable period of the previous year.

PUBLIC FINANCE ORIGINATIONS

	Three Months Ended March 31,
	2007	2006
United States:
Gross par insured (in billions)	$14.3	$7.3
Gross PV premiums originated (in millions)	74.0	54.3
International:
Gross par insured (in billions)	$0.9	$1.6
Gross PV premiums originated (in millions)	16.7	28.2

        Total issuance in the U.S. municipal bond market reached approximately $107.0 billion in the first quarter, up 53% over first-quarter volume last year. Refundings nearly doubled and new-money issuance also increased substantially. Insurance penetration was approximately 52%, compared with 53% in the first quarter of 2006 and 49% for all of 2006. FSA insured approximately 25% of the par amount of insured new municipal bond issues sold in the first quarter of 2007.

        Including both primary and secondary U.S. municipal obligations with closing dates in the first quarter, the par amount insured by FSA increased 94.1%, and PV premiums originated increased 36.2%. FSA maintained its focus on high-quality issues in core sectors that provide greater relative value, including general obligations, tax-supported bonds and water and sewer utility issues, and also insured an increased volume of education revenue bonds with primarily Double-A shadow ratings.

        In international public finance, first-quarter par insured decreased 42.7% and PV premiums decreased 40.9%. This was a modest quarter, following an exceptionally strong performance in 2006, and FSA has mandates for significant infrastructure transactions scheduled to close during 2007. Business closed in the quarter included utility, health care and municipal issues in the United Kingdom, Canada and Japan.

ASSET-BACKED ORIGINATIONS

	Three Months Ended March 31,
	2007	2006
United States:
Gross par insured (in billions)	$12.4	$4.3
Gross PV premiums originated (in millions)	64.4	25.9
International:
Gross par insured (in billions)	$2.1	$3.6
Gross PV premiums originated (in millions)	15.6	3.1

        FSA's first-quarter U.S. asset-backed originations increased 191.6% in par insured and 149.1% in PV premiums originated. The majority of this business consisted of pooled corporate and residential mortgage-backed securities, where FSA began to see better opportunities due to a more credit-sensitive market. Writings in the mortgage sector included home equity line of credit securitizations, net interest margin (NIM) securitizations and Triple-A tranches of prime and subprime mortgage securitizations.

        Outside the United States, asset-backed PV premiums originated increased 414.9% despite a 42.2% decline in par volume originated. Although FSA insured a lower par volume of collateralized debt obligations, longer average lives resulted in increased PV premium production. FSA also insured transactions in higher premium sectors, including insurance-linked and aircraft lease securitizations.

FINANCIAL PRODUCTS ORIGINATIONS

	Three Months Ended March 31,
	2007	2006
Gross PV NIM originated (in millions)	$26.8	$15.0

        First-quarter PV NIM originated in the financial products (FP) segment increased 78.3% over the result in the first quarter of last year. The increase reflected the growth trend of the guaranteed investment contract (GIC) portfolio, attractive investment opportunities arising from spread widening in the residential mortgage market and a change in the estimate of transaction and hedging costs reflected in the 2007 PV NIM estimate.

ANALYSIS OF FINANCIAL RESULTS

        NET INCOME. First-quarter net income decreased 34.6% to $85.2 million from $130.2 million for the first quarter of last year due to the effects of the fair-value adjustments discussed below under "Operating Earnings."

        OPERATING EARNINGS. Operating earnings (a non-GAAP measure) and the adjustments to net income used to calculate it are disclosed above, in the table entitled "Net Income and

Reconciliation to Non-GAAP Operating Earnings." The Company defines operating earnings as net income before the effects of fair-value adjustments for:

  •
  economic interest rate hedges, defined as derivatives that are intended to hedge interest rate risk but do not meet the criteria necessary to receive hedge accounting treatment under Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities" (SFAS 133), with any residual hedge ineffectiveness remaining in operating earnings; and

  •
  investment-grade insured derivatives, which are certain contracts for which fair-value adjustments are recorded through the income statement because they qualify as derivatives under SFAS 133 or Statement of Financial Accounting Standards No. 155, "Accounting for Certain Hybrid Financial Instruments" (SFAS 155). These contracts include FSA-insured credit default swaps (CDS), insured swaps in certain public finance obligations and insured net interest margin (NIM) securitizations.

        The Company typically converts the fixed interest rates of certain assets and liabilities to dollar-denominated LIBOR-based floating rates by means of interest rate derivatives. Without hedge accounting, SFAS 133 requires the marking to fair value of each such derivative in the income statement without the offsetting mark to fair value on the asset or liability it is intended to hedge. These one-sided mark-to-fair-value valuations cause income volatility. Under the Company's definition of operating earnings, the economic effect of these hedges is recognized, which, for interest rate swaps, generally results in any cash paid or received being recognized ratably as an expense or revenue over the hedged item's life. The fair-value adjustments for economic interest rate hedges reflect movements of LIBOR-based interest rates.

        Insured derivatives are transactions that are insured by the Company in the normal course of business and, for accounting purposes, qualify as derivatives under SFAS 133 or SFAS 155. A large majority of these derivatives are CDS, which are generally non-cancelable prior to maturity, and the Company views insured CDS risks as comparable to other insured risks. CDS transactions insured by the Company generally reference either a specific security otherwise qualifying for FSA insurance or a pool of corporate or consumer debt securities or bank loans, structured such that the risk insured is investment grade without the benefit of the credit protection provided by the Company. In the event a CDS were to migrate below investment grade, the fair-value impact would be fully reflected in operating earnings. Given the high credit quality of the CDS insured by FSA, management believes it is probable that the financial impact of the fair-value adjustments for the insured CDS will sum to zero over the finite terms of the exposures, which are typically five to ten years at inception. Notwithstanding this eventual outcome, sharp swings in the estimated fair value of the CDS portfolio may occur from quarter to quarter, as the credit spreads that drive the fair-value estimates are volatile.

        For the first quarter of 2007, the fair-value adjustments for investment-grade insured derivatives reflected primarily the normal reversal of fair-value gains over time accompanied by minor widening of credit spreads. No material credit deterioration was observed in FSA-insured derivatives. The comparable adjustments in the first quarter of last year reflected a tightening of market credit spreads.

        PREMIUMS. The following table reconciles gross premiums written, which captures premiums collected and accrued for in the period regardless of when the related business was originated, to PV premiums originated, a non-GAAP measure that management uses to evaluate current business production.

RECONCILIATION OF GROSS PREMIUMS WRITTEN TO PV PREMIUMS ORIGINATED
(in millions)

	Three Months Ended March 31,
	2007	2006
Gross premiums written	$149.4	$126.1
Gross installment premiums received	(61.9)	(55.3)

Gross upfront premiums originated	87.5	70.8
Gross PV estimated installment premiums originated	83.2	40.7

Gross PV premiums originated	$170.7	$111.5

        The following table summarizes earned and written premiums, net of reinsurance.

NET EARNED AND WRITTEN PREMIUMS
(in millions)

	Three Months Ended March 31,
	2007	2006
Net premiums written	$100.2	$88.7
Net premiums earned	99.0	94.5
Net premiums earned excluding effect of refundings and accelerations	84.0	85.4

        For the first quarter, gross premiums written increased 18.5%, and net premiums written increased 12.9%, primarily reflecting increases in public finance premiums written.

        Net premiums earned totaled $99.0 million, a 4.8% increase. This includes $15.0 million of net premiums earned from refundings and accelerations, compared with $9.1 million for the first quarter of 2006. Excluding premiums from refundings and accelerations, first-quarter net premiums earned decreased 1.6%, primarily reflecting a decrease in asset-backed earned premiums, partially offset by increases in public finance premiums earned.

        FP SEGMENT NET INTEREST MARGIN. FP Segment NIM was $24.6 million for the first quarter of 2007, compared with $19.5 million for the first quarter a year ago. FP Segment NIM is a non-GAAP measure defined as the net interest margin from the financial products segment excluding fair-value adjustments for economic interest rate hedges. Portfolio growth in the GIC business was the most significant reason for the increase.

        INVESTMENT PORTFOLIO. First-quarter net investment income increased to $57.7 million from $53.0 million a year ago. The increase primarily reflects higher invested balances in the investment portfolio. The Company's effective tax rate on investment income (excluding the effects of realized gains and losses, the FP Segment and assets acquired in refinancing transactions) was 12.2% for the quarter, versus 13.2% for last year's comparable period.

        EXPENSES AND RESERVES. For the first quarter, policy acquisition and other operating expenses decreased to $46.2 million from $47.5 million for the previous year's first quarter. These expenses include certain compensation expenses related primarily to the Company's deferred compensation plans and supplemental executive retirement plans, which are based on changes in the market value of related investments and are perfectly offset by amounts in other income arising from marking to fair value the assets held to economically defease such obligations. Excluding such expenses, policy acquisition and other operating expenses were $44.0 million for the first quarter of 2007 and $41.6 million for the comparable period a year earlier. The increase related primarily to lower deferral rates.

        The Company recorded losses and loss adjustment expenses incurred of $4.4 million for the first quarter of 2007 and $3.3 million for the first quarter of 2006. Adjustments to reserves represent management's estimate of the amount required to cover the present value of the net cost of claims, based on statistical provisions for new originations.

        During the first three months of 2007, a net amount of $3.1 million was transferred from the non-specific reserve to case reserves, primarily reflecting an increase in an existing case reserve for a healthcare transaction, offset in part by decreases in existing case reserves for certain CDO transactions. Transfers between non-specific and case reserves represent a reallocation of existing loss reserves and have no impact on earnings. At March 31, 2007, aggregate case and non-specific reserves, net of reinsurance recoverables, totaled $194.4 million, compared with $190.8 million at December 31, 2006.

NON-GAAP MEASURES

        To reflect accurately how the Company's management evaluates the Company's operations and progress toward long-term goals, this release contains both measures promulgated in accordance with accounting principles generally accepted in the United States of America (GAAP measures) and measures not so promulgated (non-GAAP measures). Although the measures identified as non-GAAP in this release should not be considered substitutes for GAAP measures, management considers them key performance indicators and employs them in determining compensation. Non-GAAP measures therefore provide investors with important information about the way management analyzes its business and rewards performance.

        Non-GAAP measures used in this release include ABV, operating earnings, PV premiums originated, PV NIM originated, PV originations and FP segment NIM. In the tables above, operating earnings is reconciled to net income, and PV premiums originated is reconciled to gross premiums written. PV NIM originated is the present value of estimated future net interest margin generated by new business in the financial products segment during a given period, adjusted for management's estimate of transaction and hedging costs. In the first quarter of 2007, based on experience, management reduced its estimate of the adverse effect of such costs, and appropriate adjustments were included in the estimates of both first-quarter 2007 PV NIM originated and the PV future net interest margin (PV future NIM) component of ABV. PV originations is the sum of PV premiums originated and PV NIM originated. The Company employs PV originations to describe the present value of all the Company's originations in a given period.

        Management uses ABV as a measure of performance and to calculate a portion of employee compensation. An investor attempting to evaluate the Company using GAAP measures alone would not have the benefit of this information. The ABV calculation relies on estimates of the amount and timing of installment premiums and net interest margin and applies discount factors to determine the present value. Actual values may vary from the estimates. As of December 31, 2006, the Company began to calculate ABV on the basis of International Financial Reporting Standards (IFRS) results that the Company reports to its principal shareholder, Dexia, in order to better align the interests of employees with the interests of Dexia, whose accounts are maintained under IFRS. The IFRS adjustments relate primarily to accounting for foreign exchange, contingencies and fair-value adjustments. ABV is reconciled to book value in the table that follows.

RECONCILIATION OF US GAAP SHAREHOLDERS' EQUITY TO
ADJUSTED BOOK VALUE (IFRS BASIS)
(in millions)

	March 31, 2007	December 31, 2006
Shareholders' Equity (Book Value) — U.S. GAAP	$2,753.5	$2,722.3
After-tax adjustments:
Plus net unearned premium revenues (net of taxes of $577.3 and $576.9)	1,072.2	1,071.4
Plus PV future net installment premiums and financial products PV future net interest margin (net of taxes of $363.6 and $337.7) [1][2]	675.2	627.2
Less net deferred acquisition costs (net of taxes of $120.7 and $119.2)	224.1	221.4
Less fair-value adjustments for investment-grade insured derivatives (net of taxes of $26.6 and $31.2)	49.4	58.0
Less fair value of economic interest rate hedges (net of taxes of $35.7 and $39.1)	66.4	72.6
Less unrealized gains on investments (net of taxes of $71.9 and $83.4)	133.6	154.9

Adjusted Book Value before IFRS adjustments	4,027.4	3,914.0
IFRS Adjustments	2.1	4.8

Adjusted Book Value (IFRS basis)	$4,029.5	$3,918.8

(1)
Amounts include the effects of PV future ceding commission and premium taxes. The discount rate varies according to the year of origination. For each year's originations, the Company calculates the discount rate as the average pre-tax yield on its investment portfolio for the previous three years. The rate was 4.86% for 2007 and 5.07% for 2006.

(2)
In the first quarter of 2007, based on experience, management applied a reduced estimate of transaction and hedging costs to financial products PV future NIM. This increased PV future NIM by approximately $25 million.

        This release also contains certain other non-GAAP measures that are based on statutory accounting principles applicable to insurance companies. Management uses such measures because the measures are required by regulators or used by rating agencies to assess the capital adequacy of the Company. The following table presents statutory-basis information for FSA.

CLAIMS-PAYING RESOURCES (STATUTORY BASIS)
FINANCIAL SECURITY ASSURANCE INC. AND SUBSIDIARIES
(dollars in thousands)

	March 31, 2007	December 31, 2006
Contingency Reserve	$1,084,311	$1,011,034
Surplus to Policyholders	1,517,217	1,543,113

Qualified Statutory Capital	2,601,528	2,554,147
Net Unearned Premium Reserve	2,089,989	2,070,751
Loss and Loss Adjustment Expense Reserve	55,483	52,964

Qualified Statutory Capital and Reserves	4,747,000	4,677,862
Net Present Value of Installment Premiums	821,644	827,916
Third-Party Capital Support(1)	550,000	550,000

Total Claims-Paying Resources(2)	$6,118,644	$6,055,778

Net Insurance in Force (principal & interest)	$564,037,517	$552,695,033
Capital Ratio(3)	217:1	216:1
Claims-Paying Ratio(4)	92:1	91:1

(1)
Standby line of credit facility and money market committed preferred trust securities.

(2)
Total claims-paying resources is a term used by rating agencies to quantify total resources available to pay claims in their stress-case scenarios. Rating agencies may apply further adjustments to some or all of the figures in order to reflect their views of realization.

(3)
Capital ratio is net insurance in force divided by qualified statutory capital.

(4)
Claims-paying ratio is net insurance in force divided by claims-paying resources.

ADDITIONAL INFORMATION

        The Company will post its current Operating Supplement to its website, www.fsa.com, today. The Operating Supplement contains additional information about results for the period covered in this release.

FORWARD-LOOKING STATEMENTS

        The Company relies on the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995. This safe harbor requires that the Company specify important factors that could cause actual results to differ materially from those contained in forward-looking statements made by or on behalf of the Company. Accordingly, forward-looking statements by the Company and its affiliates are qualified by reference to the following cautionary statements.

        In its filings with the SEC, reports to shareholders, press releases and other written and oral communications, the Company from time to time makes forward-looking statements. Such forward-looking statements include, but are not limited to:

  •
  projections of revenues, income (or loss), earnings (or loss) per share, dividends, market share or other financial forecasts;

  •
  statements of plans, objectives or goals of the Company or its management, including those related to growth in adjusted book value or return on equity; and

  •
  expected losses on, and adequacy of loss reserves for, insured transactions.

        Words such as "believes," "anticipates," "expects," "intends" and "plans" and similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements.

        The Company cautions that a number of important factors could cause actual results to differ materially from the plans, objectives, expectations, estimates and intentions expressed in forward-looking statements made by the Company. These factors include:

  •
  changes in capital requirements or other criteria of securities rating agencies applicable to FSA;

  •
  competitive forces, including the conduct of other financial guaranty insurers;

  •
  changes in domestic or foreign laws or regulations applicable to the Company, its competitors or its clients;

  •
  changes in accounting principles or practices that may result in a decline in securitization transactions or affect the Company's reported financial results;

  •
  an economic downturn or other economic conditions (such as a rising interest rate environment) adversely affecting transactions insured by FSA or its investment portfolio;

  •
  inadequacy of reserves established by the Company for losses and loss adjustment expenses;

  •
  disruptions in cash flow on FSA-insured structured transactions attributable to legal challenges to such structures;

  •
  downgrade or default of one or more of FSA's reinsurers;

  •
  market conditions, including the credit quality and market pricing of securities issued;

  •
  capacity limitations that may impair investor appetite for FSA-insured obligations;

  •
  market spreads and pricing on insured CDS exposures, which may result in gain or loss due to mark-to-market accounting requirements;

  •
  prepayment speeds on FSA-insured asset-backed securities and other factors that may influence the amount of installment premiums paid to FSA; and

  •
  other factors, most of which are beyond the Company's control.

        The Company cautions that the foregoing list of important factors is not exhaustive. In any event, such forward-looking statements made by the Company speak only as of the date on which they are made, and the Company does not undertake any obligation to update or revise such statements as a result of new information, future events or otherwise.

THE COMPANY

        Financial Security Assurance Holdings Ltd. (the Company), headquartered in New York City, is a holding company whose affiliates provide financial guarantees and financial products to clients in both the public and private sectors around the world. The principal operating subsidiary, Financial Security Assurance Inc. (FSA), a leading guarantor of public finance and asset-backed obligations, has been assigned Triple-A ratings, the highest ratings available, from Fitch Ratings, Moody's Investors Service, Inc., Standard & Poor's Ratings Services and Rating and Investment Information, Inc. Through other subsidiaries, the Company provides FSA-insured financial products, such as guaranteed investment contracts, to obtain funds at Triple-A cost and then invests those funds in high-quality, liquid securities. The Company is a member of the Dexia group.

Financial Security Assurance Holdings Ltd.
Consolidated Statements of Operations and Comprehensive Income (unaudited)
(in thousands)

	Three Months Ended March 31,
	2007	2006
REVENUES
Net premiums written	$100,200	$88,732

Net premiums earned	$99,012	$94,496
Net investment income	57,709	53,046
Net realized gains (losses)	(155)	(918)
Net interest income from financial products segment	247,678	176,289
Net realized gains (losses) from financial products segment	534	77
Net realized and unrealized gains (losses) on derivative instruments	18,371	57,825
Income from assets acquired in refinancing transactions	5,852	6,981
Net realized gains (losses) from assets acquired in refinancing transactions	269	712
Other income	5,559	7,348

TOTAL REVENUES	434,829	395,856

EXPENSES
Losses and loss adjustment expenses	4,390	3,285
Interest expense	11,584	6,748
Policy acquisition costs	15,951	16,210
Foreign exchange (gains) losses from financial products segment	17,504	36,185
Net interest expense from financial products segment	241,683	155,660
Other operating expenses	30,262	31,304

TOTAL EXPENSES	321,374	249,392

INCOME BEFORE INCOME TAXES AND MINORITY INTEREST	113,455	146,464
Provision (benefit) for income taxes
Current	16,879	11,779
Deferred	11,380	42,005

Total provision	28,259	53,784
NET INCOME BEFORE MINORITY INTEREST	85,196	92,680
Less: Minority interest	—	(37,525)

NET INCOME	85,196	130,205
OTHER COMPREHENSIVE INCOME (LOSS), NET OF TAX
Unrealized gains (losses) arising during the period, net of deferred income tax provision (benefit) of $(12,339) and $(34,286)	(22,914)	(64,179)
Less: reclassification adjustment for gains (losses) included in net income, net of deferred income tax provision (benefit) of $328 and $(312)	610	(579)

Other comprehensive income (loss)	(23,524)	(63,600)

COMPREHENSIVE INCOME	$61,672	$66,605

See Notes to Consolidated Financial Statements to be filed on Form 10-Q.

Financial Security Assurance Holdings Ltd.
Consolidated Balance Sheets (unaudited)
(in thousands, except share data)

	March 31, 2007	December 31, 2006
ASSETS
General Investment Portfolio:
Bonds at fair value (amortized cost of $4,537,183 and $4,546,147)	$4,699,463	$4,721,512
Equity securities at fair value (cost of $39,275 and $54,291)	39,321	54,325
Short-term investments (cost of $89,414 and $96,055)	90,537	96,578
Financial Products Segment Investment Portfolio:
Bonds at fair value (amortized cost of $17,341,154 and $16,692,183)	17,382,956	16,757,979
Short-term investments	702,496	659,704
Trading portfolio at fair value	214,028	119,424
Assets acquired in refinancing transactions:
Bonds at fair value (amortized cost of $40,533 and $40,133)	41,699	41,051
Securitized loans	229,661	241,785
Other	53,608	55,036

Total investment portfolio	23,453,769	22,747,394

Cash	37,529	32,471
Deferred acquisition costs	344,793	340,673
Prepaid reinsurance premiums	1,006,277	1,004,987
Reinsurance recoverable on unpaid losses	39,126	37,342
Other assets	1,485,714	1,610,759

TOTAL ASSETS	$26,367,208	$25,773,626

LIABILITIES, MINORITY INTEREST AND SHAREHOLDERS' EQUITY
Deferred premium revenue	$2,655,801	$2,653,321
Losses and loss adjustment expenses	233,500	228,122
Financial Products Segment debt	18,814,436	18,349,665
Deferred federal income taxes	297,255	298,542
Notes payable	730,000	730,000
Accrued expenses, other liabilities and minority interest	882,733	791,664

TOTAL LIABILITIES AND MINORITY INTEREST	23,613,725	23,051,314

COMMITMENTS AND CONTINGENCIES
Common stock (200,000,000 shares authorized; 33,517,995 issued; par value of $.01 per share)	335	335
Additional paid-in capital—common	906,687	906,687
Accumulated other comprehensive income (net of deferred income taxes of $73,452 and $86,119)	136,514	160,038
Accumulated earnings	1,709,947	1,655,252
Deferred equity compensation	19,225	19,225
Treasury stock at cost (241,978 shares held)	(19,225)	(19,225)

TOTAL SHAREHOLDERS' EQUITY	2,753,483	2,722,312

TOTAL LIABILITIES, MINORITY INTEREST AND SHAREHOLDERS' EQUITY	$26,367,208	$25,773,626

See Notes to Consolidated Financial Statements to be filed on Form 10-Q.

Financial Security Assurance Holdings Ltd.
Annual Financial Data
(dollars in millions, except amounts per share)

	Years Ended December 31,
	2006	2005	2004	2003	2002
Income Statement
Gross premiums written	$816.0	$833.8	$832.0	$895.8	$803.7
Net premiums written	527.2	577.7	587.8	614.3	532.7
Net premiums earned	388.7	404.1	395.0	356.4	314.9
Net investment income	218.9	200.8	172.1	154.0	139.1
Losses and loss adjustment expenses	23.3	25.4	20.6	34.5	65.6
Fair-value adjustments for economic interest rate hedges, net of taxes	40.5	(15.0)	17.1	9.3	13.0
Fair-value adjustments for insured derivatives, net of taxes	20.7	7.2	37.7	23.4	(34.1)
Net income	424.2	326.1	378.6	298.1	197.0
Operating earnings	363.0	333.9	323.8	265.4	218.1
Balance Sheet
Total investment portfolio	$22,747.4	$19,065.4	$14,577.4	$10,000.2	$5,037.4
Prepaid reinsurance premiums	1,005.0	865.2	759.2	695.4	557.7
Total assets	25,773.6	22,001.6	17,081.0	12,407.6	7,045.8
Deferred premium revenue	2,653.3	2,375.1	2,095.4	1,845.0	1,448.2
Losses and loss adjustment expenses	228.1	205.7	179.9	233.4	223.6
Financial products segment debt	18,349.7	14,947.1	10,444.1	6,639.4	2,409.9
Notes payable	730.0	430.0	430.0	430.0	430.0
Total liabilities and minority interest	23,051.3	19,178.7	14,469.7	10,188.4	5,126.4
Shareholders' equity (book value)	2,722.3	2,822.9	2,611.3	2,219.2	1,919.4
Dividends	530.0	71.1	22.9	—	11.7
Adjusted book value per share, before IFRS adjustments	116.77	117.29	104.77	90.35	77.30
Adjusted book value per share	116.92	116.63	104.48	N/A	N/A
Book value per share	81.22	84.22	77.91	66.21	57.30
Return on equity	14.8%	11.9%	15.8%	14.4%	11.1%
Operating return on equity	13.7%	13.5%	14.8%	14.0%	13.0%

N/A – not available

Financial Security Assurance Holdings Ltd.
Quarterly Financial Data
(dollars in millions, except amounts per share)

	Three Months Ended March 31,
	2007	2006
Income Statement
Gross premiums written	$149.4	$126.1
Net premiums written	100.2	88.7
Net premiums earned	99.0	94.5
Net investment income	57.7	53.0
Losses and loss adjustment expenses	4.4	3.3
Fair-value adjustments for economic interest rate hedges, net of taxes	—	23.6
Fair-value adjustments for insured derivatives, net of taxes	(8.6)	19.0
Net income	85.2	130.2
Operating earnings	93.8	87.6
	As of March 31, 2007	As of December 31, 2006
Balance Sheet
Total investment portfolio	$23,453.8	$22,747.4
Prepaid reinsurance premiums	1,006.3	1,005.0
Total assets	26,367.2	25,773.6
Deferred premium revenue	2,655.8	2,653.3
Losses and loss adjustment expenses	233.5	228.1
Financial products segment debt	18,814.4	18,349.7
Notes payable	730.0	730.0
Total liabilities and minority interest	23,613.7	23,051.3
Shareholders' equity (book value)	2,753.5	2,722.3
Dividends	30.5	530.0
Adjusted book value per share, before IFRS adjustments	120.16	116.77
Adjusted book value per share	120.22	116.92
Book value per share	82.15	81.22
Return on equity	13.3%	14.8%
Operating return on equity	14.1%	13.7%

Financial Security Assurance Holdings Ltd.
Operating Expense Analysis
(in thousands)

2007	1st Qtr.	2nd Qtr.	3rd Qtr.	4th Qtr.	Year-to-Date
Amortization of previously deferred underwriting expenses and reinsurance commissions	$15,951				$15,951
Gross financial guaranty underwriting and operating expenses	57,794				57,794
Deferred compensation/SERP expenses(1)	2,198				2,198
Underwriting expenses deferred	(33,726)				(33,726)
Financial products other operating expenses	3,996				3,996
Reinsurance commissions written, net	(13,655)				(13,655)
Reinsurance commissions deferred, net	13,655				13,655

Other operating expenses	30,262	—	—	—	30,262
Total expenses	$46,213	$—	$—	$—	$46,213

2006	1st Qtr.	2nd Qtr.	3rd Qtr.	4th Qtr.	Year
Amortization of previously deferred underwriting expenses and reinsurance commissions	$16,210	$14,421	$14,103	$18,278	$63,012
Gross financial guaranty underwriting and operating expenses	56,358	59,176	53,950	74,840	244,324
Deferred compensation/SERP expenses(1)	5,909	(6,235)	4,344	10,395	14,413
Underwriting expenses deferred	(34,275)	(36,330)	(33,606)	(44,055)	(148,266)
Financial products other operating expenses	3,312	3,356	3,154	4,329	14,151
Reinsurance commissions written, net	(10,398)	(23,809)	(17,673)	(27,833)	(79,713)
Reinsurance commissions deferred, net	10,398	23,809	17,673	27,833	79,713

Other operating expenses	31,304	19,967	27,842	45,509	124,622
Total expenses	$47,514	$34,388	$41,945	$63,787	$187,634

(1)
Not a deferred acquisition cost. These expenses include certain compensation expenses related primarily to the Company's deferred compensation plans and supplemental executive retirement plans (SERP), which are based on changes in the market value of related investments and are perfectly offset by amounts in other income arising from marking to fair value the assets held to economically defease such obligations.

Financial Security Assurance Holdings Ltd.
Gross Par Value and Present Value (PV) Originations
(in millions)

	Three Months Ended March 31,
	2007	2006
Gross Par Insured
Public Finance
United States	$14,264	$7,348
International	926	1,616

Total Public Finance	15,190	8,964
Asset-Backed Finance
United States	$12,448	$4,270
International	2,083	3,602

Total Asset-Backed Finance	14,531	7,872

Total Gross Par Insured(1)	$29,721	$16,836

	Three Months Ended March 31,
	2007	2006
Gross PV Premiums Originated
Public Finance
United States	$74.0	$54.3
International	16.7	28.2

Total Public Finance	90.7	82.5
Asset-Backed Finance
United States	$64.4	$25.9
International	15.6	3.1

Total Asset-Backed Finance	80.0	29.0
Financial Products Gross PV NIM Originated	$26.8	$15.0

Total Gross PV Originations(2)	$197.5	$126.5

(1)
Excludes FSA-insured GICs issued by the Company.

(2)
The Company evaluates its business production for a given period based on its gross present value of originations (gross PV originations), which consists of the total present value of premiums originated (gross PV premiums originated) by FSA and its subsidiaries and the present value of net interest margin originated (PV NIM originated) by the financial products segment. Gross PV premiums originated for a particular period include both (i) premiums received in such period under insurance policies in which premiums are payable upfront and (ii) estimated future premiums to be received under the Company's installment-based policies issued during such period, discounted to present value. The discount rate for business originated in 2007 was 4.86% per annum and in 2006 was 5.07% per annum, equal to the average pre-tax yield on the Company's investment portfolio for the previous three calendar years. Management uses its best estimate of the life of each insurance policy for which premiums are receivable in installments when calculating gross PV premiums originated. However, the total amount actually received will vary from management's estimate if the insured obligation pays down according to a different schedule or remains outstanding for a different period from those estimated by management. If the average life of an insured obligation is shorter than the estimate, PV premiums outstanding will be reduced. Conversely, if the average life of an insured obligation extends longer than the estimate, the PV premiums outstanding will be increased. PV NIM originated represents the present value of estimated interest to be received on investments less the present value of estimated transaction expenses and interest to be paid on liabilities plus results from derivatives used as hedges. In the first quarter of 2007, based on experience, management reduced its estimate of the adverse effect of transaction and hedging costs, and appropriate adjustments were included in the estimate of PV NIM originated.

Financial Security Assurance Holdings Ltd.
Gross Premiums Written
(in millions)

	Three Months Ended March 31,
	2007	2006
Public Finance
United States:
Upfront	$73.0	$55.1
Installments(1)	5.7	4.2
International:
Upfront	11.5	11.9
Installments(1)	8.7	4.6

Total Public Finance	98.9	75.8
Asset-Backed Finance
United States:
Upfront	$—	$0.4
Installments(1)	35.1	38.2
International:
Upfront	3.0	3.4
Installments(1)	12.4	8.3

Total Asset-Backed Finance	50.5	50.3
Upfront	87.5	70.8
Installments(1)	61.9	55.3

Total Gross Premiums Written	$149.4	$126.1

(1)
Installments are the periodic premium payments received by FSA for business originated in current and prior periods.

Financial Security Assurance Inc.

Financial Security Assurance Inc.
Effect of Refundings and Accelerations
(in thousands)

2007	1st Qtr.	2nd Qtr.	3rd Qtr.	4th Qtr.	Year-to-Date
Earned premium	$14,980				$14,980
Less:
Amortization of deferred acquisition costs	1,423				1,423

Net effect before taxes	13,557	—	—	—	13,557
Tax provision	4,745				4,745

Net income effect	$8,812	$—	$—	$—	$8,812

2006	1st Qtr.	2nd Qtr.	3rd Qtr.	4th Qtr.	Year
Earned premium	$9,072	$14,170	$6,569	$19,003	$48,814
Less:
Amortization of deferred acquisition costs	1,545	2,101	1,052	2,835	7,533

Net effect before taxes	7,527	12,069	5,517	16,168	41,281
Tax provision	2,634	4,224	1,931	5,659	14,448

Net income effect	$4,893	$7,845	$3,586	$10,509	$26,833

Financial Security Assurance Inc.
Fixed Income Investment Portfolio
(dollars in thousands)

Fixed Income Investment Portfolio as of
March 31, 2007(1)

	Fixed Income Portfolio by Type
Type of Security	Amortized Cost	Market Value	% of Amortized Cost	Yield	Income(2)
Long-term bonds:
U.S. government obligations	$161,884	$162,434	3.5%	4.69%	$1,783
U.S. agency obligations	1,851	1,821	0.0	5.73	28
U.S. municipal obligations	3,619,032	3,775,059	79.1	4.93	45,183
Foreign obligations	208,417	216,668	4.6	4.61	2,443
Corporate obligations	221,379	221,017	4.8	4.97	2,648
Mortgage-backed securities	271,185	268,742	5.9	5.37	3,163
Asset-backed securities	17,185	17,264	0.4	4.81	384

Total long-term investments	4,500,933	4,663,005	98.3	4.94	55,632
Short-term investments	78,963	80,087	1.7	4.62	1,119

Total	$4,579,896	$4,743,092	100.0%	4.93%	$56,751

	Fixed Income Portfolio by Maturity
Maturity	Amortized Cost	% of Amortized Cost
Within 1 year	$187,331	4.1%
1 to 5 years	1,302,999	28.5
5 to 10 years	801,117	17.5
10 or more years	2,000,079	43.6
Mortgage-backed securities	271,185	5.9
Asset-backed securities	17,185	0.4

Total	$4,579,896	100.0%

Quality Distribution of Long-Term Fixed Income Investment Portfolio(3)
AAA	86.3%
AA	10.8
A	2.9

100.0%

(1)
Excludes portfolios related to financial products segment and assets acquired in refinancing transactions.

(2)
Income before investment management expenses and taxes, if applicable.

(3)
Ratings are based on the lower of Moody's or S&P ratings at March 31, 2007. 6.5% of the Investment Portfolio is rated Triple-A by virtue of insurance provided by FSA. Without giving effect to the FSA guaranty, the weighted-average rating of all FSA-insured investments in the Investment Portfolio was in the Double-A range, and substantially all of these investments were investment grade.

Financial Security Assurance Inc.
Selected Financial Statistics
(dollars in thousands)

	Current Period
	Three Months Ended March 31,
	2007	2006
GAAP Basis(1)
Loss ratio	4.0%	3.2%
Expense ratio	35.0	34.8

Combined ratio	39.0%	38.0%

SAP Basis(1)
Loss ratio	4.0%	(4.7)%
Expense ratio	36.9	44.1

Combined ratio	40.9%	39.4%

Gross insurance in force(2)	$766,904,395	$688,141,656
Net insurance in force(2)	564,037,517	499,248,299
Qualified statutory capital	2,601,528	2,459,828
Capital ratio	217:1	203:1
	Annual Data
	Years Ended December 31,
	2006	2005	2004	2003	2002
GAAP Basis(1)
Loss ratio	5.5%	5.9%	5.0%	9.5%	20.6%
Expense ratio	36.4	33.1	31.9	30.4	29.5

Combined ratio	41.9%	39.0%	36.9%	39.9%	50.1%
SAP Basis(1)
Loss ratio	—%	2.1%	5.0%	3.7%	15.1%
Expense ratio	29.9	27.8	26.8	21.3	20.9

Combined ratio	29.9%	29.9%	31.8%	25.0%	36.0%
Gross insurance in force(2)	$765,632,196	$686,134,377	$633,037,230	$565,371,437	$512,232,953
Net insurance in force(2)	552,695,033	497,624,738	454,359,331	409,476,253	365,256,111
Qualified statutory capital	2,554,147	2,417,516	2,280,883	2,104,257	1,876,117
Capital ratio	216:1	206:1	199:1	195:1	194:1

(1)
The GAAP loss ratio is calculated as GAAP losses and loss adjustment expenses incurred divided by GAAP net premiums earned. The SAP loss ratio is SAP losses and loss adjustment expenses incurred divided by SAP net premiums earned. The GAAP expense ratio is underwriting and operating expenses divided by net GAAP premiums earned. The SAP expense ratio is underwriting and operating expenses divided by net premiums written. The combined ratio on both a GAAP and SAP basis is the sum of the applicable loss and expense ratios.

(2)
Amounts are statutory data for FSA Inc. and Subsidiaries.

Financial Security Assurance Inc.
U.S. Municipal New-Issue Market Data(1)
(dollars in billions)

	Industry			FSA Market Share(2)
	Par Value Issued	Par Value Insured	Percent Insured
				Amount	Percent
1st Qtr. 2007	$107.0	$55.2	51.6%	$13.9	25.2%
4th Qtr. 2006	120.9	58.0	48.0	16.4	28.3
3rd	87.5	43.0	49.1	9.5	22.1
2nd	109.6	52.3	47.7	12.7	24.3
1st	69.7	37.3	53.5	7.4	19.8
2006	387.7	190.6	49.2	46.0	24.1
2005	408.3	233.0	57.1	60.0	25.8
2004	359.7	194.9	54.2	46.9	24.1
2003	383.6	190.5	49.7	52.2	27.4
2002	358.6	178.9	49.9	47.5	26.6
2001	288.1	134.3	46.6	36.3	27.0
2000	200.9	79.3	39.5	19.5	24.6
1999	227.7	105.6	46.4	24.2	22.9
1998	286.8	145.5	50.7	32.0	22.0
1997	220.7	106.0	48.0	16.2	15.3
1996	185.2	83.3	45.0	11.2	13.4
1995	160.4	68.6	42.8	3.3	4.8
1994	165.1	61.5	37.3	2.7	4.4
1993	292.2	107.9	36.9	7.5	7.0
1992	234.7	80.8	34.4	4.8	5.9
1991	172.4	51.9	30.1	2.8	5.4

(1)
FSA estimates based on industry sources, including The Bond Buyer and Thomson Financial Securities Data. Industry data is on a sale-date basis and subject to revision as additional information becomes available.

(2)
Share of insured bond market. FSA volume for 1993 through 2007 is based on sale date and will differ from closing-date data presented elsewhere in this Supplement. Excludes secondary-market transactions.

Financial Security Assurance Inc.
Insured Portfolio Profile—Par Value
(dollars in millions)

	Insured in 2007				Outstanding as of March 31, 2007
	Gross Amount	%	Net Amount	%	Net Amount	%
Public Finance Obligations
United States
General obligation	$7,512	49.5%	$6,329	56.0%	$106,685	41.4%
Tax-supported	1,794	11.8	1,482	13.1	47,159	18.3
Municipal utility revenue	2,373	15.6	1,687	14.9	41,561	16.1
Health care revenue	816	5.4	354	3.1	13,303	5.2
Housing revenue	43	0.3	42	0.4	7,441	2.9
Transportation revenue	319	2.1	308	2.7	16,253	6.3
Education	1,386	9.1	594	5.3	4,754	1.8
Other public finance	21	0.1	20	0.2	1,615	0.7

Subtotal	14,264	93.9	10,816	95.7	238,771	92.7
International	926	6.1	491	4.3	18,697	7.3

Total public finance obligations	$15,190	100.0%	$11,307	100.0%	$257,468	100.0%
Asset-Backed Obligations
United States
Residential mortgages	$5,179	32.2%	$4,554	31.1%	$17,963	13.4%
Consumer receivables	543	3.4	521	3.6	10,257	7.7
Pooled corporate	6,367	39.6	6,028	41.2	51,524	38.5
Other asset-backed	416	2.6	90	0.6	7,169	5.4
Financial products(1)	1,485	9.2	1,485	10.1	16,892	12.6

Subtotal	13,990	87.0	12,678	86.6	103,805	77.6
International	2,083	13.0	1,960	13.4	29,938	22.4

Total asset-backed obligations	$16,073	100.0%	$14,638	100.0%	$133,743	100.0%
Total Portfolio(2)	$31,263		$25,945		$391,211

Distribution of Insured Portfolio
by Ratings as of March 31, 2007

Rating(3)	Percent of Public Finance	Percent of Asset-Backed	Percent of Portfolio
AAA	2.3%	66.7%	24.4%
AA	40.2	16.7	32.1
A	45.1	3.8	31.0
BBB	12.1	12.4	12.2
Other	0.3	0.4	0.3

	100.0%	100.0%	100.0%

(1)
GICs issued by affiliates of FSA, which are eliminated in consolidation at the holding company.

(2)
Includes amounts related to FSA-insured GICs issued by affiliates of FSA, FSA Global investments insured by FSA and refinanced transactions.

(3)
Based upon internal FSA ratings.

Financial Security Assurance Inc.
Geographic Distribution of Public Finance Insured Portfolio—Par Value
(dollars in millions)

	Insured in 2007				Outstanding as of March 31, 2007
	Gross Amount	%	Net Amount	%	Net Amount	%
Domestic by State
California	$2,793	18.4%	$1,606	14.2%	$32,543	12.6%
New York	1,053	7.0	966	8.6	20,542	8.0
Texas	533	3.5	505	4.5	17,215	6.7
Pennsylvania	1,153	7.6	1,007	8.9	17,113	6.6
Florida	354	2.3	286	2.5	13,025	5.1
Illinois	476	3.1	324	2.9	12,677	4.9
New Jersey	250	1.6	227	2.0	10,880	4.2
Michigan	470	3.1	392	3.5	10,411	4.0
Washington	731	4.8	265	2.3	9,198	3.6
Massachusetts	1,066	7.0	497	4.4	6,859	2.7
Ohio	613	4.0	533	4.7	6,554	2.5
Indiana	400	2.6	384	3.4	5,466	2.1
Georgia	362	2.4	341	3.0	5,303	2.1
All other U.S. jurisdictions	4,010	26.5	3,483	30.8	70,985	27.6

Subtotal	14,264	93.9	10,816	95.7	238,771	92.7
International	926	6.1	491	4.3	18,697	7.3

Total public finance obligations	$15,190	100.0%	$11,307	100.0%	$257,468	100.0%

Financial Security Assurance Inc.
50 Largest Public Finance Exposures
as of March 31, 2007
(dollars in millions)

Obligor	Net Par Outstanding	% of Total Net Par Outstanding
Port Authority of NY & NJ, Consolidated Bonds	$1,289.8	0.33%
State of Washington, G.O.	1,231.9	0.31
New York City, NY G.O.	1,213.4	0.31
Massachusetts School Building Authority—Dedicated Sales Tax	1,182.9	0.30
New York City, NY Municipal Water Finance Authority	1,182.0	0.30
Chicago, IL, G.O.	1,141.0	0.29
New Jersey Transportation Trust Fund Authority	1,064.8	0.27
Metropolitan Transportation Authority, NY, Transportation Revenue Bonds	1,016.8	0.26
Massachusetts Water Resources Authority, General Revenue	996.2	0.25
Atlanta, GA, Water & Sewer Revenue Bonds	995.5	0.25
State of California Department of Water Resources Power Supply	980.6	0.25
Commonwealth of Massachusetts G.O.	979.5	0.25
Illinois State Toll Highway Authority, Revenue Bond	972.6	0.25
State of California, G.O.	952.2	0.24
State of Illinois, G.O.	948.4	0.24
Los Angeles, CA, Department of Water and Power Electric Revenue Bonds	927.6	0.24
Clark County School District, NV, G.O.	926.6	0.24
New Jersey Turnpike Authority, Revenue Bonds	895.6	0.23
Seattle, WA, Light and Power	883.3	0.23
Detroit, MI, Sewage Disposal System Revenue Bonds	849.6	0.22
California Housing Finance Agency Home Mortgage Revenue Bonds 1982 Resolution	829.7	0.21
Dormitory Authority of the State of New York, Mental Health Facilities State Lease	818.7	0.21
San Diego Unified School District, CA, G.O.	795.1	0.20
New York State Thruway Authority, Highway and Bridge Trust Fund	790.2	0.20
Broward County School Board, FL, Certificates of Participation	776.7	0.20
International AAA Sovereign Debt Synthetic CDO	770.0	0.20
State of Hawaii, G.O.	765.0	0.20
Houston, TX, Airport System, Subordinate Lien Revenue	762.0	0.19
District of Columbia, G.O.	755.4	0.19
New York Local Government Assistance Corporation (Sales Tax)	731.3	0.19
Kentucky State Property and Building Commission Revenue Bonds	693.5	0.18
South Carolina Public Service Authority (Santee Cooper) Revenue Bonds	673.9	0.17
Chicago Public Schools, IL, G.O.	673.6	0.17
Florida State Board of Education, Capital Outlay Bonds	670.9	0.17
Long Island Power Authority. NY, Electric System General Revenues	668.7	0.17
State of Michigan, State Trunk Line Fund (Motor Vehicle Taxes)	667.5	0.17
Los Angeles Unified School District, CA, G.O.	663.0	0.17
Houston Combined Utility System, TX, First Lien Revenues	651.2	0.17
Metropolitan Washington Airports Authority, Airport System Revenue	647.2	0.17
Metropolitan Transportation Authority, NY, Dedicated Tax	633.4	0.16
Skyway Concession Company LLC	626.5	0.16
Regents of the University of California, General Revenue Bonds	622.8	0.16
Kings County, WA, Sewer Revenue Bonds	619.5	0.16
Hydro-Quebec, Province of Quebec Guaranteed	619.2	0.16
Garden State Preservation Trust, NJ, Open Space & Farmland Preservation	617.1	0.16
Philadelphia School District, PA, G.O.	595.0	0.15
Puerto Rico Electric Power Authority, Power Revenue	584.4	0.15
State of Louisiana Gasoline and Fuels Tax Revenue Bonds	582.1	0.15
Los Angeles Community College District, CA, G.O.	578.8	0.15
Commonwealth of Pennsylvania, G.O.	576.5	0.15

Total	$41,089.2	10.50%

Financial Security Assurance Inc.
25 Largest Asset-Backed Exposures
as of March 31, 2007
(dollars in millions)

Obligor	Net Par Outstanding	% of Total Net Par Outstanding
International Super AAA Synthetic CDO	$5,060.1	1.29%
International Super AAA Synthetic Residential MBS	3,147.4	0.80
US AAA Prime Automobile Loan Portfolio	3,017.5	0.77
International Super AAA Synthetic CDO	2,776.2	0.71
International Super AAA Synthetic CDO	1,851.8	0.47
International Synthetic CDO	1,686.1	0.43
Countrywide HELOC 2006-I	1,643.5	0.42
International Super AAA Synthetic CDO	1,500.0	0.38
US Super AAA Synthetic CDO	1,465.5	0.38
International Super AAA Synthetic CDO	1,299.2	0.33
US Super AAA Synthetic CDO	1,210.5	0.31
Countrywide HELOC 2006-F	1,177.1	0.30
International Super AAA Synthetic CDO	1,116.3	0.29
Americredit 2006-A-F	1,029.3	0.26
International Super AAA Synthetic CDO	972.5	0.25
International Super AAA Synthetic CDO	971.3	0.25
International Super AAA Synthetic CDO	929.5	0.24
Countrywide HELOC 2007-A	891.4	0.23
State Local Government Investment Pool	877.1	0.22
US Super AAA Synthetic CDO	864.6	0.22
US Super AAA Synthetic CDO	854.6	0.22
International Super AAA Synthetic CDO	849.3	0.22
International Super AAA Synthetic Residential MBS	848.6	0.22
US Super AAA Synthetic CDO	815.5	0.21
International Super AAA Synthetic CDO	812.0	0.21

Total	$37,666.9	9.63%

"International" denotes a transaction with 20% or greater non-US collateral. "Super AAA" means the level of first-loss protection exceeds 1.3x the level required for an Aaa/AAA rating. Where indicated, ratings are current FSA internal ratings expressed in industry terms.

Financial Security Assurance Inc.
Debt Service and Premiums
(in millions)

Debt Service(1)
(Principal and Interest)

	Insured Debt Service
				Portfolio Runoff	Net Outstanding
	Gross	Ceded	Net
1st Qtr. 2007	$48,087	$14,099	$33,988	$(22,645)	$564,038
4th Qtr. 2006	62,107	16,816	45,291	(22,692)	552,695
3rd	45,313	16,736	28,577	(14,825)	530,096
2nd	43,902	10,837	33,065	(15,969)	516,344
1st	24,766	5,543	19,223	(17,600)	499,248
2006	176,088	49,932	126,156	(71,086)	552,695
2005	161,092	38,792	122,300	(79,034)	497,625
2004	152,128	33,701	118,427	(73,544)	454,359
2003	124,322	26,998	97,324	(53,104)	409,476
2002	149,755	37,630	112,125	(47,506)	365,256

Premiums (GAAP Basis)

	Premiums Written
				Ending Net Unearned Premium	Net PV Premiums Outstanding(2)
	Gross	Ceded	Net			Total Net
1st Qtr. 2007	$159.7	$49.2	$110.5	$1,654.7	$821.6	$2,476.3
4th Qtr. 2006	266.4	94.7	171.7	1,653.6	827.9	2,481.5
3rd	200.6	66.1	134.5	1,595.9	805.1	2,401.0
2nd	250.1	90.6	159.5	1,562.0	801.6	2,363.6
1st	134.0	37.4	96.6	1,509.6	794.7	2,304.3
2006	851.1	288.8	562.3	1,653.6	827.9	2,481.5
2005	860.5	256.1	604.4	1,515.4	803.4	2,318.8
2004	847.1	244.2	602.9	1,342.1	727.3	2,069.4
2003	903.4	281.5	621.9	1,149.6	607.1	1,756.7
2002	806.9	270.9	536.0	892.5	589.7	1,482.2

(1)
Statutory basis.

(2)
This is a non-GAAP term and refers to estimated present value of installment premiums yet to be received.

Financial Security Assurance Inc.
Amortization of Net Debt Service and Net Premiums
(in millions)

Net Debt Service(1)

	Scheduled Amortization(2)	Outstanding
1st Qtr. 2007	—	$564,038
2nd	14,357	549,681
3rd	13,810	535,871
4th	17,316	518,555
2008	43,995	474,560
2009	44,192	430,368
2010	41,016	389,352
2011	36,771	352,581
2012–2016	131,167	221,414
2017–2021	88,100	133,314
2022–2026	62,548	70,766
2027+	70,766	—

Total	$564,038

Net Premiums

		Scheduled GAAP Premium Earnings
		Unearned Premium Reserve Amortization
	GAAP Unearned Premiums	Periodic UPR	Upfront UPR	Installments	Total Net
1st Qtr 2007	$1,654.7	—	—	—	—
2nd	1,591.4	24.7	38.6	19.9	83.2
3rd	1,550.6	3.7	37.1	38.2	79.0
4th	1,513.2	1.2	36.2	36.9	74.3
2008	1,373.4	2.0	137.8	165.5	305.3
2009	1,246.2	1.4	125.8	142.4	269.6
2010	1,128.0	1.4	116.8	106.3	224.5
2011	1,018.2	0.9	108.9	82.0	191.8
2012–2016	593.4	0.3	424.5	256.2	681.0
2017–2021	321.5	0.1	271.8	112.2	384.1
2022–2026	158.5	—	163.0	80.4	243.4
2027+	—	—	158.5	104.4	262.9

Total		$35.7	$1,619.0	$1,144.4	$2,799.1

(1)
Statutory basis.

(2)
Based on management's estimate.

Contacts

Investor Relations

    Robert S. Tucker
    Managing Director
    (1)(212) 339-0861
    rtucker@fsa.com

Corporate Communications

    Betsy Castenir
    Managing Director
    (1)(212) 339-3424
    bcastenir@fsa.com

QuickLinks

FINANCIAL SECURITY ASSURANCE HOLDINGS LTD. Quarterly Operating Supplement March 2007
TABLE OF CONTENTS
FSA HOLDINGS FIRST QUARTER 2007 RESULTS NET INCOME $85 Million in Q1 07 (-35% vs. Q1 06) ORIGINATIONS (PRESENT VALUE) $197 Million in Q1 07 (+56% vs. Q1 06)
NET INCOME AND RECONCILIATION TO NON-GAAP OPERATING EARNINGS (in millions)
TOTAL ORIGINATIONS
PUBLIC FINANCE ORIGINATIONS
ASSET-BACKED ORIGINATIONS
FINANCIAL PRODUCTS ORIGINATIONS
RECONCILIATION OF GROSS PREMIUMS WRITTEN TO PV PREMIUMS ORIGINATED (in millions)
NET EARNED AND WRITTEN PREMIUMS (in millions)
RECONCILIATION OF US GAAP SHAREHOLDERS' EQUITY TO ADJUSTED BOOK VALUE (IFRS BASIS) (in millions)
CLAIMS-PAYING RESOURCES (STATUTORY BASIS) FINANCIAL SECURITY ASSURANCE INC. AND SUBSIDIARIES (dollars in thousands)
Financial Security Assurance Holdings Ltd. Consolidated Statements of Operations and Comprehensive Income (unaudited) (in thousands)
Financial Security Assurance Holdings Ltd. Consolidated Balance Sheets (unaudited) (in thousands, except share data)
Financial Security Assurance Holdings Ltd. Annual Financial Data (dollars in millions, except amounts per share)
Financial Security Assurance Holdings Ltd. Quarterly Financial Data (dollars in millions, except amounts per share)
Financial Security Assurance Holdings Ltd. Operating Expense Analysis (in thousands)
Financial Security Assurance Holdings Ltd. Gross Par Value and Present Value (PV) Originations (in millions)
Financial Security Assurance Holdings Ltd. Gross Premiums Written (in millions)
Financial Security Assurance Inc. Effect of Refundings and Accelerations (in thousands)
Financial Security Assurance Inc. Fixed Income Investment Portfolio (dollars in thousands)
Financial Security Assurance Inc. Selected Financial Statistics (dollars in thousands)
Financial Security Assurance Inc. U.S. Municipal New-Issue Market Data(1) (dollars in billions)
Financial Security Assurance Inc. Insured Portfolio Profile—Par Value (dollars in millions)
Financial Security Assurance Inc. Geographic Distribution of Public Finance Insured Portfolio—Par Value (dollars in millions)
Financial Security Assurance Inc. 50 Largest Public Finance Exposures as of March 31, 2007 (dollars in millions)
Financial Security Assurance Inc. 25 Largest Asset-Backed Exposures as of March 31, 2007 (dollars in millions)
Financial Security Assurance Inc. Debt Service and Premiums (in millions)
Financial Security Assurance Inc. Amortization of Net Debt Service and Net Premiums (in millions)
Contacts